Exhibit 15 (a)
Consent of Independent Registered Public Accounting Firm PricewaterhouseCoopers Accountants N.V.
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-186849 of Koninklijke Philips N.V. of our report dated February 19, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers Accountants N.V.
Amsterdam, the Netherlands
February 19, 2026